Exhibit 32.2

CELSION CORPORATION

CERTIFICATION

PURSUANT TO 18 UNITED STATES CODE § 1350

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Celsion Corporation (the “Company”) on Form 10-K for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony P. Deasey, Chief Financial Officer of the Company, certify, pursuant to 10 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Anthony P. Deasey
Anthony P. Deasey Chief Financial Officer

March 15, 2005